Exhibit 10.4

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT LETTER

For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned Highwood Investments, LLC, an Illinois limited liablility company (“Assignor”) hereby assigns to Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Assignee”) all of Assignor’s right, title and interest to purchase those properties leased to Dolgencorp, LLC which are located at (i) 2956 Hamilton Road, LaGrange, Georgia, (ii) 112 Wares Cross Road, LaGrange, Georgia, (iii) 7768 Newnan Road, Brooks, Georgia, (iv) 109 Sam Houston School Road, Maryville, Tennessee, (v) 4919 Lee Road 270, Valley, Alabama, (vi) 501 E. Main Street, Daleville, Alabama and (vii) 5475 Moffett Road, Mobile, Alabama (“Properties”) pursuant to that certain Purchase Agreement Letter between Assignor, as purchaser, and The Broadway Group, LLC, as seller, dated July 30, 2012 (the “Purchase Agreement Letter”).

By execution hereof by Assignee, Assignee for itself and its successors and assigns hereby accepts the assignment and assumes all of the obligations of Assignor under the Purchase Agreement with respect to the Properties.

This Assignment and Assumption of Purchase Agreement Letter is effective as of the 28th day of December, 2012.

ASSIGNOR: Highwood Investments, LLC, an Illinois limited liability company

By: /s Lawrence J. Starkman

Name: Lawrence J. Starkman

Title: Managing Member

ASSIGNEE:

Inland Real Estate Acquisitions, Inc., an Illinois corporation

By: /s G. Joseph Cosenza

Name: G. Joseph Cosenza

Title: President